Registration No. 333-121769

As filed with the Securities and Exchange Commission on June 21, 2006

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

Form S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

ONEOK, Inc.

(Exact Name of Registrant as Specified in its charter)

OKLAHOMA	73-1520922
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

100 West Fifth Street

Tulsa, Oklahoma 74103

(918) 588-7000

(Address, including Zip Code, and Telephone Number, including Area Code of Registrant’s Principal Executive Offices)

ONEOK, Inc. Profit Sharing Plan

(Full title of the Plan)

JIM KNEALE Executive Vice President – Finance and Administration and Chief Financial Officer 100 West Fifth Street Tulsa, Oklahoma 74103 (918) 588-7000	STEPHEN W. LAKE Gable & Gotwals 100 West Fifth Street, Suite 1100 Tulsa, Oklahoma 74103 (918) 595-4800

(Names, Addresses, including Zip Code, and

Telephone Numbers, including Area Code,

of Agents for Service)

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EXPLANATORY NOTE

The original Registration Statement on Form S-8 (File No. 333-121769) (the “Registration Statement”) was filed with the Securities and Exchange Commission by ONEOK, Inc. (the “Company”) on December 30, 2004 and covered shares of the Company’s common stock, par value $0.01 per share, issuable under the ONEOK, Inc. Profit Sharing Plan (the “Plan”). By this amendment, the Company hereby amends the Registration Statement to indicate that, pursuant to Rule 416(c) under the Securities Act of 1933, the Registration Statement also covers an indeterminate amount of interests in the Plan to be offered or sold pursuant to the Plan.

The contents of the Registration Statement, as well as the Power of Attorney executed by the Company’s Board of Directors in connection with the Registration Statement, are hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa and the State of Oklahoma, on the 21st day of June, 2006.

ONEOK, INC.

By:	/S/ JIM KNEALE
Jim Kneale Executive Vice President – Finance and Administration and Chief Financial Officer (Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated and on the 21st day of June, 2006.

Signature	Title

* David L. Kyle	Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer)

* William M. Bell	Director

James C. Day	Director

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* William L. Ford	Director

* Bert H. Mackie	Director

* Pattye L. Moore	Director

/S/ JIM KNEALE Jim Kneale	Executive Vice President – Finance and Administration and Chief Financial Officer (Principal Financial Officer)

* Douglas A. Newsom	Director

* Gary D. Parker	Director

* Eduardo A. Rodriguez	Director

* Mollie B. Williford	Director

* Curtis L. Dinan	Senior Vice President – Chief Accounting Officer (Principal Accounting Officer)

* Signed by the undersigned, Jim Kneale, pursuant to a power of attorney filed as an exhibit to this Registration Statement, on the 30th day of December, 2004.

By:	/S/ JIM KNEALE
Jim Kneale, Attorney-in-fact

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